Exhibit 5.1(a)



                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                                    March 24, 2003



Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York  10036

                  Re:   Morgan Stanley ABS Capital I Inc.
                        Registration Statement on Form S-3
                        ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities") that are registered on such Registration Statement. The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Corporation (each, a "Trust") under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the form of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Morgan Stanley ABS Capital I Inc.
March 24, 2003
Page 2


     Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreements and issued and delivered against payment therefor as described in the Registration Statement, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series will be valid and legally binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. We note that the Registration Statement provides that a Trust may be organized as a business trust under Delaware law, and that the form of trust agreement included as Exhibit 4.4 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware business trust pursuant to such a trust agreement.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        /s/  Sidley Austin Brown & Wood LLP